Exhibit 15.1

November 4, 2004

To the Board of Directors and Shareholders of

Petróleo Brasileiro S.A.—PETROBRAS (“Petrobras”)

We are aware of the incorporation by reference in the Registration Statement (Amendment #2 to Form F-3 No. 333-118644) of Petrobras and Petrobras International Finance Company (“PIFCo”), of our report dated August 11, 2004 relating to the unaudited condensed consolidated interim financial statements of Petrobras for the six months ended June 30, 2004, included in its Form 6-K furnished to the SEC on August 30, 2004.

/S/ ERNST & YOUNG

Auditores Independentes S/S

Paulo José Machado Partner

Rio de Janeiro, RJ – Brazil

November 4, 2004

To the Executive Board and Stockholder of

Petrobras International Finance Company (“PIFCo”)

We are aware of the incorporation by reference in the Registration Statement (Amendment #2 to Form F-3 No. 333-118644) of Petróleo Brasileiro S.A. – PETROBRAS (“Petrobras”) and PIFCo, of our report dated August 11, 2004 relating to the unaudited condensed consolidated interim financial statements of PIFCo for the six months ended June 30, 2004, included in its Form 6-K furnished to the SEC on August 27, 2004.

/S/ ERNST & YOUNG

Auditores Independentes S/S

Paulo José Machado Partner

Rio de Janeiro, RJ – Brazil